Exhibit 99.2 Supplemental Information Package 2025 Third Quarter

Orion Supplemental Information September 30, 2025 Section Page About the Data 3 Forward-Looking Statements 4 Company Overview 6 Balance Sheets 8 Statements of Operations 9 Funds From Operations (FFO), Core FFO and Funds Available for Distribution (FAD) 10 EBITDA, EBITDAre and Adjusted EBITDA 11 Capital Structure 12 Debt Detail 13 Ratio Analysis 14 Credit Facility Revolver Covenants 15 Net Operating Income (NOI) and Cash NOI 16 Leasing Activity 17 Vacant Property Operating Expenses 19 Dispositions 20 Diversification Statistics: Real Estate Portfolio 21 Tenants Comprising Over 1% of Annualized Base Rent 22 Tenant Industry Diversification 23 Lease Expirations 24 Lease Summary 25 Operating Property Geographic Diversification 26 Operating Property Type 27 Full Portfolio 28 Non-Operating Properties 30 Unconsolidated Joint Venture Investment Summary 31 Definitions 32 Q3 2025 SUPPLEMENTAL INFORMATION Orion Properties Inc. | WWW.ONLREIT.COM | 2

About the Data This data and other information described herein are as of and for the quarter ended September 30, 2025, unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with the consolidated financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations sections contained in Orion Properties Inc.'s (the "Company," "Orion," "us," "our" and "we") Quarterly Reports on Form 10-Q for the periods ended September 30, 2025, June 30, 2025 and March 31, 2025 and Annual Report on Form 10-K for the year ended December 31, 2024. Q3 2025 SUPPLEMENTAL INFORMATION Orion Properties Inc. | WWW.ONLREIT.COM | 3

Forward-Looking Statements Information set forth herein includes “forward-looking statements” which reflect the Company's expectations and projections regarding future events and plans, future financial condition, results of operations, liquidity and business, including leasing and occupancy, acquisitions, dispositions, rent receipts, expected borrowings and financing costs and the payment of future dividends. Generally, the words "anticipates," "assumes," "believes," "continues," "could," "estimates," "expects," "goals," "intends," "may," "plans," "projects," "seeks," "should," "targets," "will," "guidance," variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available to the Company and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which may be difficult to predict and beyond the Company's control, that could cause actual events and plans or could cause the Company's business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. These factors include, among other things, those discussed below. Information regarding historical rent collections should not serve as an indicator of future rent collections. We disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as may be required by law. The following are some, but not all, of the assumptions, risks, uncertainties and other factors that could cause the Company's actual results to differ materially from those presented in the forward-looking statements: • the risk of rising interest rates, including that our borrowing costs may increase and we may be unable to extend or refinance our debt obligations on favorable terms and in a timely manner, or at all, including our credit facility revolver which has no remaining extension options; • the risk of inflation, including that our operating costs, such as insurance premiums, utilities, real estate taxes, capital expenditures and repair and maintenance costs, may rise; • conditions associated with the global market, including an oversupply of office space, tenant credit risk and general economic conditions and geopolitical conditions; • uncertainties regarding future actions that may be taken by Kawa Capital Management, Inc. in furtherance of its unsolicited proposal; • the risk that recent changes in United States trade policy and the imposition of new tariffs continue to create disruption in macroeconomic conditions and could adversely impact our lenders, tenants and prospective tenants, and cause them to reduce or decline to do business with us or fail to meet their obligations to us; • the extent to which changes in workplace practices and office space utilization, including remote and hybrid work arrangements, and changes in government budgetary priorities, will continue and the impact that may have on demand for office space at our properties; • our ability to acquire new properties, convert certain vacant properties to multi-tenant use and sell non-core assets on favorable terms and in a timely manner, or at all; • risks associated with acquisitions, including the risk that we may not be in a position, or have the opportunity in the future, to make suitable property acquisitions on advantageous terms and/or that such acquisitions will fail to perform as expected; • our assumptions concerning tenant utilization and renewal probability of dedicated use assets, and our ability to successfully execute on our strategy to shift our portfolio concentration over time away from traditional office properties, towards more dedicated use assets; • our ability to comply with the terms of our credit agreements or to meet the debt obligations on our properties; • our ability to access the capital markets to raise additional equity or refinance maturing debt on favorable terms and in a timely manner, or at all; • changes in the real estate industry and in performance of the financial markets and interest rates and our ability to effectively hedge against interest rate changes; • the risk of tenants defaulting on their lease obligations, which is heightened due to our focus on single-tenant properties; • our ability to renew leases with existing tenants or re-let vacant space to new tenants on favorable terms and in a timely manner, or at all; Q3 2025 SUPPLEMENTAL INFORMATION Orion Properties Inc. | WWW.ONLREIT.COM | 4

• uncertainty as to whether the new Department of Government Efficiency, or DOGE, will lead to efforts by the General Services Administration to exercise termination options under or otherwise seek to terminate our leases with the United States Government or make it more likely the United States Government terminates the applicable lease at lease expiration; • the cost of rent concessions, tenant improvement allowances and leasing commissions; • the potential for termination of existing leases pursuant to tenant termination rights; • the amount, growth and relative inelasticity of our expenses; • risks associated with the ownership and development of real property; • risks accompanying our investment in and the management of OAP/VER Venture, LLC (the “Arch Street Joint Venture”), our unconsolidated joint venture, in which we hold a non-controlling ownership interest, including that our joint venture partner may not be able to contribute its share of capital requirements; • our ability to close pending real estate transactions, which may be subject to conditions that are outside of our control; • we may change our dividend policy at any time, and therefore the amount, timing and continued payment of dividends are not assured; • our properties may be subject to impairment charges; • risks resulting from losses in excess of insured limits or uninsured losses; • risks associated with the potential volatility of our common stock; and • the risk that we may fail to maintain our income tax qualification as a real estate investment trust. Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available on the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law. Q3 2025 SUPPLEMENTAL INFORMATION Orion Properties Inc. | WWW.ONLREIT.COM | 5

Company Overview (unaudited) Orion is a real estate company incorporated in the state of Maryland on July 1, 2021, which has elected to be taxed as a real estate investment trust ("REIT") for U.S. federal income tax purposes, commencing with its initial taxable year ended December 31, 2021. Orion is an internally managed REIT engaged in the ownership, acquisition and management of a diversified portfolio of office properties in high-quality suburban markets across the United States and leased primarily on a single-tenant net lease basis to creditworthy tenants. The Company's portfolio is comprised of traditional office properties, as well as governmental, medical office, flex/laboratory and R&D and flex/industrial properties. On March  5, 2025, the Company changed its name from Orion Office REIT Inc. to Orion Properties Inc. to better describe its broader investment strategy to shift its portfolio concentration over time away from traditional office properties, towards more dedicated use assets that have an office component. The Company defines dedicated use assets as those that include a substantial specialized use component such as government, medical, laboratory and research and development, and flex operations, and would therefore not be considered traditional office properties. As of September  30, 2025, Orion owned and operated a portfolio of 63 Operating Properties with an aggregate of 7.4 million leasable square feet located within 28 states. In addition, Orion owns a 20% equity interest in one Unconsolidated Joint Venture with an affiliate of Arch Street Capital Partners, which as of September  30, 2025, owned a portfolio of six properties with an aggregate of 1.0 million leasable square feet located in six states. As of September  30, 2025, approximately 67.0% of Annualized Base Rent was from Investment-Grade Tenants and 33.9% was from properties deemed to be dedicated use assets, the Occupancy Rate was 72.8%, or 74.5% adjusted for five Operating Properties that are currently under agreements to be sold or have been sold following September 30, 2025, and the Weighted Average Remaining Lease Term was 5.8 years. Orion's Annualized Base Rent as of September  30, 2025 was approximately $113.9  million. The top tenants, tenant industries and geographic locations of the Company's Operating Properties are outlined in the following sections: "Tenants Comprising Over 1% of Annualized Base Rent," "Tenant Industry Diversification," and "Operating Property Geographic Diversification," respectively. Tenants, Trademarks and Logos Orion is not affiliated or associated with, is not endorsed by, does not endorse, and is not sponsored by or a sponsor of the tenants or of their products or services pictured or mentioned. The names, logos and all related product and service names, design marks and slogans are the trademarks or service marks of their respective companies. Q3 2025 SUPPLEMENTAL INFORMATION See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Properties Inc. | WWW.ONLREIT.COM | 6

Company Overview (continued) Senior Management Board of Directors Paul H. McDowell, Chief Executive Officer, President Reginald H. Gilyard, Non-Executive Chairman, Independent Director Gavin B. Brandon, Executive Vice President, Chief Financial Officer and Treasurer Kathleen R. Allen, Ph.D., Independent Director Christopher H. Day, Executive Vice President, Chief Operating Officer Richard J. Lieb, Independent Director Paul C. Hughes, General Counsel and Secretary Gregory J. Whyte, Independent Director Revea L. Schmidt, Senior Vice President, Chief Accounting Officer Paul H. McDowell, Chief Executive Officer, President and Director Corporate Offices and Contact Information 2398 E. Camelback Road, Suite 1060 122 E. 42nd Street, Suite 5100 Phoenix, AZ 85016 New York, NY 10168 602-698-1002 www.ONLREIT.com   Trading Symbol: ONL   Stock Exchange Listing: New York Stock Exchange   Transfer Agent Computershare Trust Company, N.A. 462 South 4th Street, Suite 1600 Louisville, KY 40202 855-866-0787 Q3 2025 SUPPLEMENTAL INFORMATION Orion Properties Inc. | WWW.ONLREIT.COM | 7

Q3 2025 SUPPLEMENTAL INFORMATION

Balance Sheets

(unaudited, in thousands)

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Assets					
Real estate investments, at cost:					
Land	$ 187,415	$ 219,221	$ 223,706	$ 227,145	$ 234,980
Buildings, fixtures and improvements	986,834	1,044,379	1,058,186	1,055,307	1,089,798
Total real estate investments, at cost	1,174,249	1,263,600	1,281,892	1,282,452	1,324,778
Less: accumulated depreciation	188,317	189,673	185,982	177,906	180,683
Total real estate investments, net	985,932	1,073,927	1,095,910	1,104,546	1,144,095
Accounts receivable, net	32,611	26,983	24,128	22,833	24,144
Intangible lease assets, net	80,102	85,270	89,525	95,944	101,501
Cash and cash equivalents	32,639	17,384	9,384	15,600	16,564
Restricted cash	30,126	36,090	39,093	41,570	35,040
Real estate assets held for sale, net	14,969	—	14,923	9,671	—
Other assets, net	46,414	48,534	54,903	46,258	47,527
Total assets	**$ 1,222,793**	**$ 1,288,188**	**$ 1,327,866**	**$ 1,336,422**	**$ 1,368,871**
Liabilities and Equity					
Mortgages payable, net	$ 371,772	$ 371,587	$ 371,403	$ 371,222	$ 353,373
Credit facility revolver	110,000	110,000	132,000	119,000	130,000
Accounts payable and accrued expenses	40,300	36,031	27,924	31,585	32,237
Below-market lease liabilities, net	18,959	19,469	19,988	20,596	21,328
Distributions payable	1,126	1,126	1,124	5,633	5,595
Other liabilities, net	20,519	20,645	20,631	23,130	24,010
Total liabilities	**562,676**	**558,858**	**573,070**	**571,166**	**566,543**
Common stock	56	56	56	56	56
Additional paid-in capital	1,150,246	1,149,283	1,148,461	1,148,223	1,146,924
Accumulated other comprehensive loss	(17)	(25)	(1)	(15)	(102)
Accumulated deficit	(491,463)	(421,302)	(395,036)	(384,348)	(345,946)
Total stockholders' equity	**658,822**	**728,012**	**753,480**	**763,916**	**800,932**
Non-controlling interest	1,295	1,318	1,316	1,340	1,396
Total equity	**660,117**	**729,330**	**754,796**	**765,256**	**802,328**
Total liabilities and equity	**$ 1,222,793**	**$ 1,288,188**	**$ 1,327,866**	**$ 1,336,422**	**$ 1,368,871**

Orion Properties Inc. | WWW.ONLREIT.COM | 8

Q3 2025 SUPPLEMENTAL INFORMATION

Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended				
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Revenues:					
Rental	$ 36,918	$ 37,102	$ 37,797	$ 38,161	$ 38,976
Fee income from unconsolidated joint venture	204	203	204	202	202
Total revenues	**37,122**	**37,305**	**38,001**	**38,363**	**39,178**
Operating expenses:					
Property operating	17,284	15,895	16,450	16,752	16,643
General and administrative	4,607	4,838	4,896	6,133	4,468
Depreciation and amortization	14,709	14,928	16,022	17,789	19,913
Impairments	63,698	19,503	1,709	22,187	—
Transaction related	114	75	64	157	105
Total operating expenses	**100,412**	**55,239**	**39,141**	**63,018**	**41,129**
Other (expenses) income:					
Interest expense, net	(7,880)	(8,016)	(8,156)	(8,263)	(8,170)
Gain on disposition of real estate assets	3,265	891	—	—	—
Other (expense) income, net	(799)	296	253	407	208
Equity in loss of unconsolidated joint venture, net	(256)	(271)	(246)	(243)	(218)
Total other (expenses) income, net	**(5,670)**	**(7,100)**	**(8,149)**	**(8,099)**	**(8,180)**
Loss before taxes	**(68,960)**	**(25,034)**	**(9,289)**	**(32,754)**	**(10,131)**
Provision for income taxes	(67)	(67)	(66)	12	(76)
Net loss	**(69,027)**	**(25,101)**	**(9,355)**	**(32,742)**	**(10,207)**
Net income attributable to non-controlling interest	(8)	(2)	(6)	(20)	(10)
Net loss attributable to common stockholders	**$ (69,035)**	**$ (25,103)**	**$ (9,361)**	**$ (32,762)**	**$ (10,217)**
Weighted average shares outstanding - basic and diluted	56,313	56,254	56,043	55,950	55,948
Basic and diluted net loss per share attributable to common stockholders	**$ (1.23)**	**$ (0.45)**	**$ (0.17)**	**$ (0.59)**	**$ (0.18)**

Orion Properties Inc. | WWW.ONLREIT.COM | 9

Q3 2025 SUPPLEMENTAL INFORMATION

Funds From Operations (FFO), Core FFO and Funds Available for Distribution (FAD)

(unaudited, in thousands, except per share data)

	Three Months Ended				
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Net loss attributable to common stockholders	$ (69,035)	$ (25,103)	$ (9,361)	$ (32,762)	$ (10,217)
Adjustments:					
Depreciation and amortization of real estate assets	14,681	14,897	15,988	17,753	19,875
Gain on disposition of real estate assets	(3,265)	(891)	—	—	—
Impairment of real estate assets	63,698	19,503	1,709	22,187	—
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	474	475	469	464	464
FFO attributable to common stockholders	**$ 6,553**	**$ 8,881**	**$ 8,805**	**$ 7,642**	**$ 10,122**
Transaction related	114	75	64	157	105
Amortization of deferred financing costs	933	922	912	928	920
Amortization of deferred lease incentives, net	175	115	104	136	126
Equity-based compensation, net	852	822	704	1,307	725
Other adjustments, net [(1)]	2,366	629	50	—	—
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	14	14	14	22	29
Core FFO attributable to common stockholders	**$ 11,007**	**$ 11,458**	**$ 10,653**	**$ 10,192**	**$ 12,027**
Amortization of above and below market leases, net	(312)	(321)	(354)	(122)	(58)
Straight-line rental revenue	(4,898)	(2,519)	(3,631)	(764)	1,283
Unconsolidated Joint Venture basis difference amortization	114	113	114	114	114
Capital expenditures and leasing costs [(2)]	(18,283)	(15,572)	(8,341)	(8,247)	(6,057)
Other adjustments, net	66	68	73	78	80
Proportionate share of Unconsolidated Joint Venture adjustments for the items above, as applicable	27	28	11	(17)	(22)
FAD attributable to common stockholders	**$ (12,279)**	**$ (6,745)**	**$ (1,475)**	**$ 1,234**	**$ 7,367**
Weighted average shares outstanding - basic	56,313	56,254	56,043	55,950	55,948
Effect of weighted average dilutive securities [(3)]	530	47	267	325	236
Weighted average shares outstanding - diluted	**56,843**	**56,301**	**56,310**	**56,275**	**56,184**
FFO attributable to common stockholders per diluted share	$ 0.12	$ 0.16	$ 0.16	$ 0.14	$ 0.18
Core FFO attributable to common stockholders per diluted share	$ 0.19	$ 0.20	$ 0.19	$ 0.18	$ 0.21
FAD attributable to common stockholders per diluted share	$ (0.22)	$ (0.12)	$ (0.03)	$ 0.02	$ 0.13

(1) Other adjustments, net includes demolition costs of $1.3 million during the three months ended September 30, 2025, in relation to the ongoing demolition of the six buildings on the Deerfield, Illinois campus. These demolition costs are presented in property operating expenses on the consolidated statements of operations. Other adjustments, net also includes $0.3 million in connection with the retirement of Gary Landriau as Chief Investment Officer, and $0.6 million of previously deferred equity offering costs in connection with the scheduled expiration of the Company's universal shelf registration statement on Form S-3 with the SEC during November 2025, which is presented in other (expense) income, net on the consolidated statements of operations. Each of the above items have been included as "other adjustments" to Core FFO and Adjusted EBITDA as they do not reflect the ongoing operating performance of the Company.

(2) Capital expenditures and leasing costs include capitalized interest primarily related to lease related commitments of $0.2 million during the three months ended September 30, 2025.

(3) Dilutive securities include unvested restricted stock units net of assumed repurchases in accordance with the treasury stock method and exclude performance-based restricted stock units for which the thresholds have not been met by the end of the applicable reporting period. Such dilutive securities are not included when calculating net loss per diluted share applicable to the Company for the periods presented above, as the effect would be antidilutive.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 10

Q3 2025 SUPPLEMENTAL INFORMATION

EBITDA, EBITDAre and Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended				
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Net loss attributable to common stockholders	$ (69,035)	$ (25,103)	$ (9,361)	$ (32,762)	$ (10,217)
Adjustments:					
Interest expense, net	7,880	8,016	8,156	8,263	8,170
Depreciation and amortization	14,709	14,928	16,022	17,789	19,913
Provision for income taxes	67	67	66	(12)	76
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	1,004	1,008	977	951	975
EBITDA	**$ (45,375)**	**$ (1,084)**	**$ 15,860**	**$ (5,771)**	**$ 18,917**
Gain on disposition of real estate assets	(3,265)	(891)	—	—	—
Impairment of real estate assets	63,698	19,503	1,709	22,187	—
EBITDAre	**$ 15,058**	**$ 17,528**	**$ 17,569**	**$ 16,416**	**$ 18,917**
Transaction related	114	75	64	157	105
Amortization of above and below market leases, net	(312)	(321)	(354)	(122)	(58)
Amortization of deferred lease incentives, net	175	115	104	136	126
Other adjustments, net [(1)]	2,366	629	50	—	—
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	(7)	(8)	(7)	(8)	(7)
Adjusted EBITDA	**$ 17,394**	**$ 18,018**	**$ 17,426**	**$ 16,579**	**$ 19,083**

(1) See discussion of items included in other adjustments, net in note 1 to FFO, Core FFO and FAD.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 11

Q3 2025 SUPPLEMENTAL INFORMATION

Capital Structure

(unaudited, dollars and shares in thousands, except per share amounts)

Capitalization



Common equity	23.0 %
Mortgages payable [(2)]	56.4 %
Credit facility revolver	16.7 %
Proportionate share of Unconsolidated Joint Venture debt	3.9 %

Principal Payments Due



2025
$25,897
2026
$110,000
2027
$355,000
Thereafter
$18,000

Fixed vs. Variable Rate Debt

Fixed	73.3 %
Variable	26.7 %

Capitalization Table

			September 30, 2025
Common stock outstanding			56,315
Stock price			$ 2.70
Implied Equity Market Capitalization			**$ 152,051**
	Wtd. Avg. Maturity (Years)	**Wtd. Avg. Interest Rate [(1)]**	**Principal Outstanding**
Mortgages payable [(2)]	1.6	5.02 %	$ 373,000
Proportionate share of Unconsolidated Joint Venture debt	0.2	6.74 %	25,897
Total secured debt	**1.5**	**5.13 %**	**$ 398,897**
Total unsecured credit facility revolver [(3)]	**0.6**	**7.47 %**	**$ 110,000**
Total Principal Outstanding	**1.3**	**5.63 %**	**$ 508,897**
Total Capitalization			**$ 660,948**
Cash and cash equivalents			32,639
Proportionate share of Unconsolidated Joint Venture cash and cash equivalents			394
Enterprise Value			**$ 627,915**
Net Debt/Enterprise Value			75.8 %
Net Debt/Gross Real Estate Investments			33.4 %
Fixed Charge Coverage Ratio			2.29x
Liquidity [(4)]			$ 273,033
Net Debt/Annualized Most Recent Quarter Adjusted EBITDA			6.84x
Net Debt/Annualized Year-to-Date Adjusted EBITDA			6.75x
Modified Net Debt [(5)]/Annualized Year-to-Date Adjusted EBITDA			6.30x

(1) Interest rate for variable rate debt represents the interest rate in effect as of September 30, 2025.

(2) Includes $355.0 million securitized mortgage loan secured by 19 of the Company's properties (the "CMBS Loan") which bears interest at a fixed rate of 4.971% and matures on February 11, 2027. Also includes $18.0 million fixed rate mortgage loan secured by the San Ramon, California property (the "San Ramon Loan") which bears interest at a fixed rate of 5.90% and matures on December 1, 2031.

(3) Under the credit facility revolver, these borrowings which are secured only by a pledge of equity interests of certain of the Company's subsidiaries are treated as unsecured indebtedness. The Company's otherwise unencumbered properties are part of the unencumbered property pool under the credit facility revolver and therefore, generally are not available to simultaneously serve as collateral under other borrowings.

(4) Liquidity represents cash and cash equivalents of $33.0 million, including the Company's proportionate share of cash from the Unconsolidated Joint Venture, as well as $240.0 million available capacity on the Company's credit facility revolver as of September 30, 2025.

(5) Modified Net Debt is calculated as Net Debt less restricted cash and the Company's proportionate share of restricted cash from the Unconsolidated Joint Venture of $30.1 million and $1.6 million, respectively, as of September 30, 2025. Beginning in 2026, the Company intends to modify its definition and calculation of Net Debt to add restricted cash and the Company's proportionate share of restricted cash from the Unconsolidated Joint Venture to the amounts that reduce the Company's Adjusted Principal Outstanding under debt obligations.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 12

Q3 2025 SUPPLEMENTAL INFORMATION

Debt Detail

(unaudited, dollars in thousands)

Principal Payments Due	Total	2025	2026	2027	Thereafter
Credit facility revolver [(1)]	$ 110,000	$ —	$ 110,000	$ —	$ —
Mortgages payable [(2)]	373,000	—	—	355,000	18,000
Proportionate share of Unconsolidated Joint Venture debt [(3)]	25,897	25,897	—	—	—
Total Principal Outstanding	**$ 508,897**	**$ 25,897**	**$ 110,000**	**$ 355,000**	**$ 18,000**

Debt Type	Percentage of Principal Outstanding	Weighted Average Interest Rate [(4)]	Weighted Average Years to Maturity
Credit facility revolver [(1)]	21.6 %	7.47 %	0.6
Mortgages payable [(2)]	73.3 %	5.02 %	1.6
Proportionate share of Unconsolidated Joint Venture debt [(3)]	5.1 %	6.74 %	0.2
Total	**100.0 %**	**5.63 %**	**1.3**
Total unsecured debt	21.6 %	7.47 %	0.6
Total secured debt	78.4 %	5.13 %	1.5
Total	**100.0 %**	**5.63 %**	**1.3**
Total fixed-rate debt	73.3 %	5.02 %	1.6
Total variable-rate debt	26.7 %	7.33 %	0.5
Total	**100.0 %**	**5.63 %**	**1.3**

(1) The credit facility revolver matures on May 12, 2026. There was $110.0 million outstanding on the credit facility revolver as of September 30, 2025 and it is a variable rate facility with the interest rate determined, at the election of the borrower, on the basis of Daily Simple SOFR, Term SOFR or a base rate, in the case of a SOFR loan, plus 3.35%, and in the case of a base rate loan, plus 2.25%. However, the Company entered into interest rate collar agreements on a total notional amount of $60.0 million to hedge against interest rate volatility on the credit facility revolver. Under the agreements, the benchmark rate for the credit facility revolver floated between no higher than 5.50% and now lower than 4.20% on $25.0 million, and no higher than 5.50% and no lower than 4.035% on $35.0 million, effective from November 13, 2023 until May 12, 2025. Upon the scheduled expiration of the interest rate collar agreements, the Company entered into a new interest rate collar agreement to hedge against interest rate volatility on the credit facility revolver. Under the agreement, the benchmark rate for the credit facility revolver will float between no higher than 4.29% and no lower than 3.28% on a total notional amount of $75.0 million, effective from May 12, 2025 to May 12, 2026.

(2) Includes $355.0 million securitized mortgage loan secured by 19 of the Company's properties (the "CMBS Loan") which bears interest at a fixed rate of 4.971% and matures on February 11, 2027. Also includes $18.0 million fixed rate mortgage loan secured by the San Ramon, California property (the "San Ramon Loan") which bears interest at a fixed rate of 5.90% and matures on December 1, 2031.

(3) The Unconsolidated Joint Venture mortgages payable mature on November 27, 2025. During September 2025, the Arch Street Joint Venture exercised the remaining option to extend the maturity date of the mortgage notes until November 27, 2026, and the lenders are working to confirm all extension conditions are met, including a maximum loan-to-value of 60% which may require the Arch Street Joint Venture to partially repay the mortgage notes to satisfy this condition. The Unconsolidated Joint Venture mortgages payable have a variable interest rate which is determined, at the election of the borrower, on the basis of Daily Simple SOFR or a base rate, in the case of a SOFR loan, plus a spread of 2.60%, and in the case of a base rate loan, plus a spread of 0.50%. The Unconsolidated Joint Venture entered into interest rate cap agreements to hedge against interest rate volatility on the mortgages payable. Under the agreements, the benchmark rate for the mortgages payable will not exceed 5.50%, effective from November 27, 2024 until November 27, 2025.

(4) Interest rate for variable rate debt represents the interest rate in effect as of September 30, 2025.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 13

Q3 2025 SUPPLEMENTAL INFORMATION

Ratio Analysis

(unaudited, dollars in thousands)

	Three Months Ended				
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Interest Coverage Ratio					
Interest Expense, excluding non-cash amortization (1)	$ 7,463	$ 7,612	$ 7,738	$ 7,799	$ 7,731
Adjusted EBITDA (2)	17,394	18,018	17,426	16,579	19,083
Interest Coverage Ratio	2.33x	2.37x	2.25x	2.13x	2.47x
Fixed Charge Coverage Ratio					
Interest Expense, excluding non-cash amortization (1)	$ 7,463	$ 7,612	$ 7,738	$ 7,799	$ 7,731
Proportionate share of Unconsolidated Joint Venture adjustments for secured debt principal amortization	146	145	142	141	138
Total fixed charges	7,609	7,757	7,880	7,940	7,869
Adjusted EBITDA (2)	17,394	18,018	17,426	16,579	19,083
Fixed Charge Coverage Ratio	2.29x	2.32x	2.21x	2.09x	2.43x

(1) Refer to the Statements of Operations section for interest expense calculated in accordance with GAAP and to the Definitions section for the required reconciliation to the most directly comparable GAAP financial measure.

(2) Refer to the Statements of Operations section for net loss calculated in accordance with GAAP and to the EBITDA, EBITDAre and Adjusted EBITDA section for the required reconciliation to the most directly comparable GAAP financial measure.

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Net Debt Ratios					
Net Debt (1)	$ 475,864	$ 491,329	$ 521,410	$ 502,304	$ 494,833
Annualized Most Recent Quarter Adjusted EBITDA	69,576	72,072	69,704	66,316	76,332
Net Debt to Annualized Most Recent Quarter Adjusted EBITDA Ratio	6.84x	6.82x	7.48x	7.57x	6.48x
Net Debt (1)	$ 475,864	$ 491,329	$ 521,410	$ 502,304	$ 494,833
Annualized Year-to-Date Adjusted EBITDA (2)	70,451	70,888	69,704	82,849	88,360
Net Debt to Annualized Year-to-Date Adjusted EBITDA Ratio (2)	6.75x	6.93x	7.48x	6.06x	5.60x
Net Debt (1)	$ 475,864	$ 491,329	$ 521,410	$ 502,304	$ 494,833
Gross Real Estate Investments (1)	1,423,695	1,535,433	1,556,567	1,555,562	1,605,300
Net Debt Leverage Ratio	33.4 %	32.0 %	33.5 %	32.3 %	30.8 %
Unencumbered Assets/Real Estate Assets					
Unencumbered Gross Real Estate Investments (1)	$ 776,130	$ 885,163	$ 909,665	$ 909,312	$ 992,544
Gross Real Estate Investments (1)	1,423,695	1,535,433	1,556,567	1,555,562	1,605,300
Unencumbered Asset Ratio	54.5 %	57.6 %	58.4 %	58.5 %	61.8 %

(1) Refer to the Balance Sheets section for total debt and real estate investments, at cost calculated in accordance with GAAP and to the Definitions section for the required reconciliation to the most directly comparable GAAP financial measure. The Company's otherwise unencumbered properties are part of the unencumbered property pool under the credit facility revolver and therefore, generally are not available to simultaneously serve as collateral under other borrowings.

(2) Year-to-date Adjusted EBITDA for December 31, 2024 has not been annualized for the purpose of this calculation.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 14

Credit Facility Revolver Covenants (unaudited) The following is a summary of financial covenants for the Company's credit facility revolver as defined and calculated per the terms of the facility's credit agreement. These calculations are presented to investors to show the Company's compliance with the financial covenants and are not measures of our liquidity or performance. As of September 30, 2025, the Company believes it was in compliance with these covenants based on the covenant limits and calculations in place at that time. Credit Facility Revolver Financial Covenants Required September 30, 2025 Ratio of total indebtedness to total asset value ≤ 60% 44.0% Ratio of adjusted EBITDA to fixed charges ≥ 1.5x 1.92x Ratio of secured indebtedness to total asset value ≤ 40% 35.8% Ratio of unsecured indebtedness to unencumbered asset value ≤ 60% (1) 14.5% Ratio of unencumbered adjusted NOI to unsecured interest expense ≥ 2.00x 4.73x Unencumbered asset value ≥ $500.0 million $634.6 million ___________________________________ (1) If the ratio of unsecured indebtedness to unencumbered asset value exceeds 35% as of the end of two consecutive fiscal quarters, the Company will be required, within 90 days and subject to cure rights, to grant the administrative agent a first priority lien on all the properties included in the pool of unencumbered assets (other than properties identified for disposition by the Company so long as such properties are sold within one year of such identification). Q3 2025 SUPPLEMENTAL INFORMATION See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Properties Inc. | WWW.ONLREIT.COM | 15

Q3 2025 SUPPLEMENTAL INFORMATION

Net Operating Income (NOI) and Cash NOI

(unaudited, dollars in thousands)

	Three Months Ended				
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Rental revenue:					
Cash rental revenue	$ 21,469	$ 22,890	$ 23,642	$ 26,821	$ 29,148
Fixed reimbursements	1,526	1,519	1,509	1,459	1,531
Variable reimbursements	7,889	8,580	7,460	8,446	8,786
Straight-line rental revenue	4,898	2,519	3,631	764	(1,283)
Amortization of above and below market leases, net	312	321	354	122	58
Amortization of deferred lease incentives, net	(175)	(115)	(104)	(136)	(126)
Other rental revenue	999	1,388	1,305	685	862
Total rental revenue	36,918	37,102	37,797	38,161	38,976
Property operating expense	(17,284)	(15,895)	(16,450)	(16,752)	(16,643)
NOI	**$ 19,634**	**$ 21,207**	**$ 21,347**	**$ 21,409**	**$ 22,333**
Adjustments:					
Straight-line rental revenue	(4,898)	(2,519)	(3,631)	(764)	1,283
Amortization of above and below market leases, net	(312)	(321)	(354)	(122)	(58)
Amortization of deferred lease incentives, net	175	115	104	136	126
Other non-cash adjustments	48	48	48	48	48
Proportionate share of Unconsolidated Joint Venture Cash NOI	900	897	896	859	877
Cash NOI	**$ 15,547**	**$ 19,427**	**$ 18,410**	**$ 21,566**	**$ 24,609**

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 16

Q3 2025 SUPPLEMENTAL INFORMATION

Leasing Activity

(unaudited, square feet and dollars in thousands)

During the periods indicated below, the Company entered into new and renewal leases as summarized in the following tables:

	Three Months Ended September 30, 2025					
		New Leases		Renewals		Total
Number of leases		2		5		7
Rentable square feet leased		83		220		303
Weighted average rental rate change (cash basis) (1) (2)		9.4 %		2.2 %		4.1 %
Tenant rent concessions and leasing costs (3)	$	2,249	$	14,623	$	16,872
Tenant rent concessions and leasing costs per rentable square foot (4)	$	27.02	$	66.44	$	55.62
Weighted average lease term (by rentable square feet) (years) (5)		5.8		11.6		10.0
Tenant rent concessions and leasing costs per rentable square foot per year	$	4.64	$	5.74	$	5.57

	Three Months Ended September 30, 2024					
		New Leases		Renewals		Total
Number of leases		—		4		4
Rentable square feet leased		—		254		254
Weighted average rental rate change (cash basis) (1) (2)		N/A		5.6 %		5.6 %
Tenant rent concessions and leasing costs (3)	$	—	$	6,159	$	6,159
Tenant rent concessions and leasing costs per rentable square foot (4)	$	—	$	24.24	$	24.24
Weighted average lease term (by rentable square feet) (years) (5)		N/A		8.7		8.7
Tenant rent concessions and leasing costs per rentable square foot per year	$	—	$	2.80	$	2.80

(1) Represents weighted average percentage increase or decrease in (i) the annualized monthly cash amount charged to the applicable tenants (including monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the commencement date of the new lease term (excluding any full or partial rent abatement period) compared to (ii) the annualized monthly cash amount charged to the applicable tenants (including the monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the expiration date of the prior lease term. Contractually obligated reimbursements include estimated amortization of certain landlord funded improvements under our United States Government leases. If a space has been or will be vacant for more than 12 months prior to the commencement of a new lease, was previously otherwise not generating full cash rental revenue or if the lease types are not comparable, the lease will be excluded from the rental rate change calculation.

(2) Excludes one new lease for approximately 3,000 square feet for the three months ended September 30, 2025 that had been or will be vacant for more than 12 months at the time the new lease commences. There were no new leases excluded during the three months ended September 30, 2024.

(3) Includes tenant improvement allowances and base building allowances, certain reimbursable and non-reimbursable landlord funded improvements, leasing commissions and rent concessions (includes estimates of property operating expenses, where applicable). For its multi-tenant properties, the Company has allocated the estimated cost of landlord funded improvements that benefit the property generally and/or the common areas and not the tenant's premises in particular, to the applicable lease based on square footage of the related tenant.

(4) There were no reimbursable landlord funded improvements or tenant improvement allowances included in the tenant rent concessions and leasing costs for the three months ended September 30, 2025 and 2024.

(5) Weighted average lease term does not include specified periods of the stated lease term during which a tenant has the right to terminate their space without a termination fee, or "non-firm terms." The total weighted average lease term for new leases and renewals executed during the three months ended September 30, 2025 and 2024 would be 10.3 years and 8.9 years, respectively, if such non-firm terms were included.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 17

Q3 2025 SUPPLEMENTAL INFORMATION

Leasing Activity (continued)

(unaudited, square feet and dollars in thousands)

During the periods indicated below, the Company entered into new and renewal leases as summarized in the following tables:

	Nine Months Ended September 30, 2025		
	New Leases	Renewals [1]	Total
Number of leases	5	10	15
Rentable square feet leased	312	550	862
Weighted average rental rate change (cash basis) [2] [3]	9.4 %	(9.0)%	(7.1)%
Tenant rent concessions and leasing costs [4]	$ 25,592	$ 19,385	$ 44,977
Tenant rent concessions and leasing costs per rentable square foot [5]	$ 81.74	$ 35.34	$ 52.20
Weighted average lease term (by rentable square feet) (years) [6]	9.5	6.7	7.7
Tenant rent concessions and leasing costs per rentable square foot per year	$ 8.56	$ 5.28	$ 6.75

	Nine Months Ended September 30, 2024		
	New Leases	Renewals	Total
Number of leases	4	8	12
Rentable square feet leased	149	683	832
Weighted average rental rate change (cash basis) [2] [3]	N/A	3.2 %	3.2 %
Tenant rent concessions and leasing costs [4]	$ 19,942	$ 7,637	$ 27,579
Tenant rent concessions and leasing costs per rentable square foot [5]	$ 133.47	$ 11.18	$ 33.12
Weighted average lease term (by rentable square feet) (years) [6]	10.2	5.9	6.7
Tenant rent concessions and leasing costs per rentable square foot per year	$ 13.06	$ 1.90	$ 4.97

(1) Includes the Company's proportionate share of rentable square feet and tenant rent concessions and leasing costs for one 163,000 square foot renewal at a property owned by the Company's Unconsolidated Joint Venture.

(2) Represents weighted average percentage increase or decrease in (i) the annualized monthly cash amount charged to the applicable tenants (including monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the commencement date of the new lease term (excluding any full or partial rent abatement period) compared to (ii) the annualized monthly cash amount charged to the applicable tenants (including the monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the expiration date of the prior lease term. Contractually obligated reimbursements include estimated amortization of certain landlord funded improvements under our United States Government leases. If a space has been or will be vacant for more than 12 months prior to the commencement of a new lease or was previously otherwise not generating full cash rental revenue, the lease will be excluded from the rental rate change calculation.

(3) Excludes four new leases for approximately 232,000 square feet and four new leases for approximately 149,000 square feet for the nine months ended September 30, 2025 and 2024, respectively, that had been or will be vacant for more than 12 months at the time the new lease commences.

(4) Includes tenant improvement allowances and base building allowances, certain reimbursable and non-reimbursable landlord funded improvements, leasing commissions and rent concessions (includes estimates of property operating expenses, where applicable). For its multi-tenant properties, the Company has allocated the estimated cost of landlord funded improvements that benefit the property generally and/or the common areas and not the tenant's premises in particular, to the applicable lease based on square footage of the related tenant.

(5) Includes reimbursable tenant improvement allowances per rentable square foot of $5.12 for new leases and $1.86 in total for the nine months ended September 30, 2025. Includes reimbursable landlord funded improvements and tenant improvement allowances per rentable square foot of $45.07 for new leases, $0.40 for renewals and $8.41 in total for the nine months ended September 30, 2024.

(6) Weighted average lease term does not include specified periods of the stated lease term during which a tenant has the right to terminate their space without a termination fee, or "non-firm terms." The total weighted average lease term for new leases and renewals executed during the nine months ended September 30, 2025 and 2024, would be 7.8 years and 7.6 years, respectively, if such non-firm terms were included.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 18

Vacant Property Operating Expenses (unaudited, square feet and dollars in thousands for the nine months ended September 30, 2025) Square Feet Total Expenses Operating Properties Fully vacant - full period (1) 994 $ 6,405 Fully vacant - partial period 510 1,228 Fully vacant subtotal 1,504 7,633 Partially vacant (2) 969 5,698 Total 2,473 $ 13,331 Non-Operating Properties Fully vacant - full period N/A $ 4,440 Fully vacant - partial period N/A 1,142 Total $ 5,582 Grand Total $ 18,913 ___________________________________ (1) The Company had eight fully vacant Operating Properties as of September 30, 2025. All expenses are a component of property operating expenses in the consolidated statements of operations and represent expenses the Company does not expect to be reimbursed. (2) The Company does not record property operating expenses at the suite level; therefore, the total expenses for the nine months ended September 30, 2025 for partially vacant Operating Properties are estimated by multiplying the vacant square feet of the partially vacant Operating Properties by the total annualized expenses per square foot for fully vacant Operating Properties and prorating for the nine months ended September 30, 2025. Q3 2025 SUPPLEMENTAL INFORMATION See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Properties Inc. | WWW.ONLREIT.COM | 19

Dispositions (unaudited, square feet and dollars in thousands) The following table summarizes the Company's disposition activity during the nine months ended September 30, 2025 and shortly thereafter. Date Sold Property Location Square Feet Gross Sales Price Adjusted Sales Price (1) Lease Term (Years) Cash Capitalization Rate April 8, 2025 Tulsa, OK 108 $4,500 $4,075 Vacant N/A April 10, 2025 Englewood, CO 60 2,550 2,550 Vacant N/A April 10, 2025 Denver, CO 119 12,000 10,003 Vacant N/A May 12, 2025 Oklahoma City, OK 147 7,880 7,395 Vacant N/A September 8, 2025 Lawrence, KS 106 2,450 2,450 Vacant N/A September 30, 2025 Mount Pleasant, SC 64 13,800 13,800 Vacant (2) N/A September 30, 2025 Blair, NE 30 5,500 5,406 9.3 9.1% October 8, 2025 Fresno, CA 127 15,680 15,680 Vacant (3) N/A Total 761 $64,360 $61,359 ___________________________________ (1) Represents gross sales price less, where applicable, adjustments to and credits against the purchase price agreed to by the Company pursuant to the purchase and sale agreement. Adjusted Sales Price is not net of transaction costs. (2) The Company closed on the sale of the Mount Pleasant, South Carolina property simultaneously with the lease expiration. (3) The Company closed on the sale of the Fresno, California property simultaneously with the lease termination and received lease termination proceeds of $2.6 million. Prior to the lease termination, the property was 76.4% occupied by one tenant with lease expiration scheduled in May 2027. Q3 2025 SUPPLEMENTAL INFORMATION See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Properties Inc. | WWW.ONLREIT.COM | 20

Q3 2025 SUPPLEMENTAL INFORMATION

Diversification Statistics: Real Estate Portfolio

(unaudited, percentages based on portfolio Annualized Base Rent excluding Non-Operating Properties as of September 30, 2025, other than Occupancy Rate and Leased Rate which are based on Rentable Square Feet as of September 30, 2025)

Tenant Diversification



General Services Administration 17.4%
Merrill Lynch 9.8%
Ingram Micro 6.8%
Cigna/Express Scripts 4.3%
Sekisui House U.S. 3.9%
T-Mobile 3.6%
Charter Communications 3.4%
Banner Life Insurance 3.3%
Encompass Health 3.1%
Collins Aerospace 3.1%

Geographic Diversification



Texas 18.3%
New Jersey 13.1%
New York 9.6%
Kentucky 9.2%
California 6.8%
Colorado 5.7%
Maryland 4.3%
Virginia 4.2%
Georgia 4.1%
Tennessee 4.1%

Industry Diversification



Government & Public Services 17.9%
Health Care Equipment & Services 16.2%
Capital Goods 10.4%
Financial Institutions 9.8%
Software & Services 8.7%
Materials 7.5%
Telecommunication Services 6.6%
Commercial & Professional Services 4.9%
Consumer Durables & Apparel 3.9%
Transportation 3.9%

Lease Expirations



2025 2.9%
2026 9.5%
2027 11.6%
2028 22.3%
2029 5.6%
2030 6.7%
2031 0.4%
2032 3.4%
2033 3.4%
2034 3.3%

Statistics
(square feet and dollars in thousands)

Operating Properties		63
Unconsolidated Joint Venture Properties		6
Non-Operating Properties		6
Rentable Square Feet		7,580
Annualized Base Rent	$	113,883
Occupancy Rate		72.8 %
Leased Rate		74.6 %
Weighted Average Remaining Lease Term		5.8
Investment-Grade Tenants		67.0 %
NN leases		57.2 %
NNN leases		12.8 %

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 21

Q3 2025 SUPPLEMENTAL INFORMATION

Tenants Comprising Over 1% of Annualized Base Rent

(unaudited, square feet and dollars in thousands as of September 30, 2025)

Tenant	Number of Leases	Occupied Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent	Credit Rating
General Services Administration	15	724	9.6 %	$ 19,810	17.4 %	AA+
Merrill Lynch	1	482	6.4 %	11,136	9.8 %	A-
Ingram Micro	2	330	4.4 %	7,770	6.8 %	BB
Cigna/Express Scripts	2	275	3.6 %	4,866	4.3 %	A-
Sekisui House U.S.	1	145	1.9 %	4,473	3.9 %	BBB
T-Mobile	3	216	2.8 %	4,116	3.6 %	BBB
Charter Communications	2	264	3.5 %	3,863	3.4 %	BB+
Banner Life Insurance	1	116	1.5 %	3,762	3.3 %	A
Encompass Health	1	65	0.9 %	3,575	3.1 %	BB
Collins Aerospace	1	207	2.7 %	3,513	3.1 %	BBB+
Top Ten Tenants	**29**	**2,824**	**37.3 %**	**66,884**	**58.7 %**	
Remaining Tenants:						
Home Depot/HD Supply	2	153	2.0 %	3,386	3.0 %	A
AT&T	1	203	2.7 %	3,383	3.0 %	BBB
Linde	1	175	2.3 %	2,886	2.5 %	A
Maximus	2	168	2.2 %	2,673	2.3 %	BB+
Valent U.S.A.	1	97	1.3 %	2,510	2.2 %	NR
Brown University Health	1	136	1.8 %	2,209	1.9 %	NR
GE Vernova	1	152	2.0 %	2,055	1.8 %	BBB-
NetJets	1	140	1.8 %	2,040	1.8 %	NR
Elementis	1	66	0.9 %	1,980	1.7 %	NR
CVS/Aetna	1	97	1.3 %	1,844	1.6 %	BBB
Day Pitney	1	56	0.7 %	1,783	1.6 %	NR
FedEx	1	90	1.2 %	1,623	1.4 %	BBB
AGCO	1	126	1.7 %	1,606	1.4 %	BBB-
Intermec	1	81	1.1 %	1,545	1.4 %	A
Abbott Laboratories	1	130	1.7 %	1,445	1.3 %	AA-
Becton Dickinson	1	73	1.0 %	1,425	1.3 %	BBB
Ifm Efector	1	45	0.6 %	1,375	1.2 %	NR
Peraton	1	33	0.4 %	1,213	1.1 %	B-
Ineos Pigments	1	120	1.6 %	1,108	1.0 %	BB-
Total	**50**	**4,965**	**65.6 %**	**$ 104,973**	**92.2 %**	

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 22

Q3 2025 SUPPLEMENTAL INFORMATION

Tenant Industry Diversification

(unaudited, square feet and dollars in thousands as of September 30, 2025)

Industry	Number of Leases [(1)]	Occupied Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent
Government & Public Services	17	768	10.1 %	$ 20,370	17.9 %
Health Care Equipment & Services	12	975	12.9 %	18,408	16.2 %
Capital Goods	8	707	9.3 %	11,802	10.4 %
Financial Institutions	1	482	6.4 %	11,136	9.8 %
Software & Services	4	422	5.6 %	9,879	8.7 %
Materials	5	463	6.1 %	8,581	7.5 %
Telecommunication Services	4	419	5.5 %	7,499	6.6 %
Commercial & Professional Services	10	281	3.7 %	5,584	4.9 %
Consumer Durables & Apparel	1	145	1.9 %	4,473	3.9 %
Transportation	4	279	3.7 %	4,449	3.9 %
Top Ten Tenant Industries	**66**	**4,941**	**65.2 %**	**102,181**	**89.8 %**
Remaining Tenant Industries:					
Media & Entertainment	2	264	3.5 %	3,863	3.4 %
Insurance	1	116	1.5 %	3,762	3.3 %
Retailing	3	157	2.1 %	3,462	3.0 %
Utilities	1	26	0.3 %	394	0.3 %
Restaurant	4	15	0.2 %	172	0.2 %
Real Estate	1	2	— %	49	— %
Total	**78**	**5,521**	**72.8 %**	**$ 113,883**	**100.0 %**

(1) The Company has certain Operating Properties that are subject to multiple leases.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 23

Q3 2025 SUPPLEMENTAL INFORMATION

Lease Expirations

(unaudited, square feet and dollars in thousands as of September 30, 2025)

Year of Expiration	Number of Leases Expiring [(1)]	Occupied Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent
2025	2	206	2.7 %	$ 3,291	2.9 %
2026	11	460	6.1 %	10,782	9.5 %
2027	11	846	11.2 %	13,210	11.6 %
2028	13	1,112	14.7 %	25,392	22.3 %
2029	6	401	5.3 %	6,360	5.6 %
2030	7	241	3.2 %	7,700	6.7 %
2031	1	11	0.1 %	434	0.4 %
2032	3	299	3.9 %	3,942	3.4 %
2033	3	211	2.8 %	3,896	3.4 %
2034	5	242	3.2 %	3,721	3.3 %
Thereafter	16	1,492	19.6 %	35,155	30.9 %
Total	**78**	**5,521**	**72.8 %**	**$ 113,883**	**100.0 %**

(1) The Company has certain Operating Properties that are subject to multiple leases.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 24

Q3 2025 SUPPLEMENTAL INFORMATION

Lease Summary

(unaudited, square feet and dollars in thousands as of September 30, 2025)

Rent Escalations	Number of Leases [1]	Occupied Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent
Fixed Dollar or Percent Increase	57	4,641	61.2 %	$ 91,535	80.4 %
GSA CPI	14	689	9.1 %	19,069	16.7 %
Flat	6	110	1.4 %	1,734	1.5 %
CPI	1	81	1.1 %	1,545	1.4 %
Total	**78**	**5,521**	**72.8 %**	**$ 113,883**	**100.0 %**

Tenant Expense Obligations	Number of Leases [1]	Occupied Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent
NN	46	3,576	47.2 %	$ 65,140	57.2 %
Modified Gross	21	1,187	15.6 %	34,096	29.9 %
NNN	10	753	9.9 %	14,592	12.8 %
Gross	1	5	0.1 %	55	0.1 %
Total	**78**	**5,521**	**72.8 %**	**$ 113,883**	**100.0 %**

(1) The Company has certain Operating Properties that are subject to multiple leases.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 25

Q3 2025 SUPPLEMENTAL INFORMATION

Operating Property Geographic Diversification

(unaudited, square feet and dollars in thousands as of September 30, 2025)

Location	Number of Properties	Rentable Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent
Texas	15	1,351	17.8 %	$ 20,868	18.3 %
New Jersey	3	714	9.4 %	14,899	13.1 %
New York	6	766	10.1 %	10,968	9.6 %
Kentucky	2	458	6.0 %	10,530	9.2 %
California	4	341	4.5 %	7,771	6.8 %
Colorado	3	392	5.2 %	6,528	5.7 %
Maryland	2	236	3.1 %	4,870	4.3 %
Virginia	2	240	3.2 %	4,726	4.2 %
Georgia	3	284	3.7 %	4,669	4.1 %
Tennessee	4	240	3.2 %	4,619	4.1 %
Top Ten States	**44**	**5,022**	**66.2 %**	**90,448**	**79.4 %**
Remaining States:					
Missouri	2	207	2.7 %	3,033	2.7 %
Ohio	2	169	2.2 %	2,497	2.2 %
Wisconsin	1	155	2.0 %	2,416	2.1 %
Illinois	2	163	2.2 %	2,273	2.0 %
Rhode Island	2	206	2.7 %	2,209	1.9 %
Iowa	2	92	1.2 %	2,046	1.8 %
West Virginia	1	63	0.8 %	1,463	1.3 %
Pennsylvania	2	233	3.1 %	1,375	1.2 %
Oregon	1	69	0.9 %	1,188	1.0 %
Kansas	1	90	1.2 %	1,107	1.0 %
Nebraska	1	150	2.0 %	896	0.8 %
Massachusetts	2	378	5.0 %	742	0.7 %
Idaho	1	35	0.5 %	741	0.7 %
Indiana	1	83	1.1 %	592	0.5 %
Minnesota	1	39	0.5 %	505	0.4 %
Florida	1	6	0.1 %	247	0.2 %
Oklahoma	1	330	4.4 %	105	0.1 %
Arizona	1	90	1.2 %	—	— %
Total	**69**	**7,580**	**100.0 %**	**$ 113,883**	**100.0 %**

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 26

Operating Property Type (unaudited, square feet and dollars in thousands as of September 30, 2025) Property Type Number of Properties Rentable Square Feet % of Total Rentable Square Feet Annualized Base Rent % of Total Annualized Base Rent Traditional Office 42 5,717 75.4% $ 75,209 66.1 % Governmental 16 788 10.4% 20,422 17.9 % Flex/Industrial 5 652 8.6% 8,375 7.4 % Flex/Laboratory and R&D 4 268 3.6% 6,302 5.5 % Medical Office 2 155 2.0% 3,575 3.1 % Total 69 7,580 100.0% $ 113,883 100.0 % Q3 2025 SUPPLEMENTAL INFORMATION See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Properties Inc. | WWW.ONLREIT.COM | 27

Q3 2025 SUPPLEMENTAL INFORMATION

Full Portfolio [1]

(unaudited, as of September 30, 2025)

Industry	Address	Rentable Square Feet	Occupancy Rate	Leased Rate	Weighted Average Remaining Lease Term	Annualized Base Rent
Commercial & Professional Services	4335 Paredes Line Road Brownsville, TX	78	100.0 %	100.0 %	2.7	$ 1,566
Telecommunication Services	3750 Wheeler Road Augusta, GA	78	100.0 %	100.0 %	2.0	1,746
Telecommunication Services	4080 27th Court SE Salem, OR	69	100.0 %	100.0 %	1.6	1,188
Health Care Equipment & Services [2]	8455 University Place Drive St. Louis, MO	181	100.0 %	100.0 %	3.3	2,639
Government & Public Services [2]	2305 Hudson Boulevard Brownsville, TX	11	100.0 %	100.0 %	8.4	351
Government & Public Services	257 Bosley Industrial Park Parkersburg, WV	63	100.0 %	100.0 %	13.6	1,463
Government & Public Services [2]	2805 Pine Mill Road Paris, TX	11	100.0 %	100.0 %	5.9	434
Government & Public Services	3381 U.S. Highway 277 Eagle Pass, TX	20	100.0 %	100.0 %	12.5	555
Government & Public Services	2475 Cliff Creek Crossing Dr Dallas, TX	17	100.0 %	100.0 %	5.0	678
Government & Public Services	3644 Avtech Parkway Redding, CA	44	100.0 %	100.0 %	1.1	1,348
Government & Public Services	5100 W 36th Street Minneapolis, MN	39	100.0 %	100.0 %	4.6	505
Government & Public Services [2]	4551 State Route 11 (E) Malone, NY	29	100.0 %	100.0 %	0.8	1,171
Government & Public Services	2600 Voyager Avenue Sioux City, IA	11	100.0 %	100.0 %	0.8	501
Government & Public Services	135 Circle Lane Knoxville, TN	26	100.0 %	100.0 %	0.8	744
Health Care Equipment & Services [2]	2304 State Highway 121 Bedford, TX	65	100.0 %	100.0 %	5.1	3,575
Government & Public Services	3369 U.S. Highway 277 Eagle Pass, TX	9	100.0 %	100.0 %	13.4	311
Transportation [2]	942 S. Shady Grove Road Memphis, TN	90	100.0 %	100.0 %	9.3	1,623
Transportation [2]	4151 Bridgeway Avenue Columbus, OH	140	100.0 %	100.0 %	6.5	2,040
Capital Goods [2]	601 Third Street SE Cedar Rapids, IA	81	100.0 %	100.0 %	2.4	1,545
Health Care Equipment & Services	15 LaSalle Square Providence, RI	136	100.0 %	100.0 %	10.5	2,209
Materials [2]	100 Sci Park Boulevard East Windsor, NJ	66	100.0 %	100.0 %	6.6	1,980
Media & Entertainment [2]	6005 Fair Lakes Road East Syracuse, NY	109	100.0 %	100.0 %	0.2	1,447
Government & Public Services	310 Canaveral Groves Blvd Cocoa, FL	6	100.0 %	100.0 %	0.4	247
Government & Public Services	103 & 104 Airport Road Grangeville, ID	35	100.0 %	100.0 %	2.1	741
Government & Public Services	2901 Alta Mesa Boulevard Fort Worth, TX	16	100.0 %	100.0 %	10.3	592
Government & Public Services	59 Dunning Way Plattsburgh, NY	13	100.0 %	100.0 %	8.0	580
Vacant	480 Jefferson Boulevard Warwick, RI	70	— %	— %	—	—
Capital Goods	1800 Nelson Road Longmont, CO	152	100.0 %	100.0 %	9.0	2,055
Health Care Equipment & Services	1850 Norman Drive North Waukegan, IL	130	100.0 %	100.0 %	6.8	1,445
Health Care Equipment & Services [4]	1333 - 1385 East Shaw Avenue Fresno, CA	127	76.4 %	76.4 %	—	1,844
Telecommunication Services	2270 Lakeside Boulevard Richardson, TX	203	100.0 %	100.0 %	1.5	3,383
Health Care Equipment & Services	5859 Farinon Drive San Antonio, TX	96	76.0 %	76.0 %	0.5	1,425
Restaurant	202 S. Cheyenne Tulsa, OK	330	3.3 %	3.3 %	7.5	105
Consumer Durables & Apparel	4350 South Monaco Street Denver, CO	145	100.0 %	100.0 %	3.1	4,473
Vacant	2250 Lakeside Boulevard Richardson, TX	116	— %	— %	—	—
Commercial & Professional Services	3833 Greenway Drive Lawrence, KS	90	100.0 %	100.0 %	2.7	1,107
Materials	1585 Sawdust Road The Woodlands, TX	175	100.0 %	100.0 %	7.7	2,886
Vacant [2]	7390 S. Iola Street Englewood, CO	95	— %	— %	—	—
Vacant	41 Moores Road Malvern, PA	188	— %	— %	—	—
Media & Entertainment	1254-1320 N. MLK Jr. Drive Milwaukee, WI	155	100.0 %	100.0 %	1.8	2,416
Telecommunication Services [2]	695 Grassmere Park Nashville, TN	69	100.0 %	100.0 %	8.3	1,182
Commercial & Professional Services	1575 Sawdust Road The Woodlands, TX	153	78.4 %	78.4 %	3.1	2,455
Retailing	101 Riverview Parkway Santee, CA	73	100.0 %	100.0 %	3.2	2,069
Materials	6752 Baymeadow Drive Glen Burnie, MD	120	100.0 %	100.0 %	1.3	1,108

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 28

Q3 2025 SUPPLEMENTAL INFORMATION

Industry	Address	Rentable Square Feet	Occupancy Rate	Leased Rate	Weighted Average Remaining Lease Term	Annualized Base Rent
Vacant	6655 North MacArthur Boulevard Irving, TX	172	— %	— %	—	—
Government & Public Services	333 Scott St & 300 Madison Ave Covington, KY	438	96.1 %	96.1 %	2.9	10,201
Software & Services	1759 Wehrle Drive Amherst, NY	170	100.0 %	100.0 %	0.6	2,985
Capital Goods (2)	22640 Davis Drive Sterling, VA	207	100.0 %	100.0 %	3.6	3,513
Capital Goods (2)	1100 Atwater Drive, Lot 11A Malvern, PA	45	100.0 %	100.0 %	2.8	1,375
Health Care Equipment & Services	7353 Company Drive Indianapolis, IN	83	100.0 %	100.0 %	2.0	592
Health Care Equipment & Services	1640 Dallas Parkway Plano, TX	209	56.0 %	56.0 %	2.0	2,657
Software & Services	777 Research Road Lincoln, NE	150	39.3 %	96.5 %	2.6	896
Software & Services	249 - 257 West Genesee Street Buffalo, NY	415	38.6 %	38.6 %	10.5	4,785
Insurance (2)	3275 Bennett Creek Avenue Urbana, MD	116	100.0 %	100.0 %	13.9	3,762
Health Care Equipment & Services	100 Airpark Center Drive East Nashville, TN	55	100.0 %	100.0 %	5.0	1,070
Retailing (2) (5)	3074 Chastain Meadows Pkwy NW Kennesaw, GA	80	100.0 %	100.0 %	2.5	1,317
Capital Goods (2)	4205 River Green Parkway Duluth, GA	126	100.0 %	100.0 %	15.8	1,606
Commercial & Professional Services	8 Sylvan Way Parsippany, NJ	166	33.7 %	63.4 %	15.3	1,783
Vacant	174 & 176 Middlesex Turnpike Bedford, MA	328	— %	— %	—	—
Financial Institutions (2)	1500-1600 American Boulevard Hopewell, NJ	482	100.0 %	100.0 %	10.2	11,136
Vacant (2)	3003 N. 3rd Street Phoenix, AZ	90	— %	— %	—	—
Vacant	395 S. Youngs Road Amherst, NY	30	— %	— %	—	—
Materials (3)	4600 Norris Canyon Road San Ramon, CA	97	100.0 %	100.0 %	13.9	2,510
Capital Goods (1)	70 Mechanic Street Foxboro, MA	50	100.0 %	100.0 %	2.2	742
Health Care Equipment & Services (1)	577 Aptakisic Road Lincolnshire, IL	33	100.0 %	100.0 %	11.1	828
Transportation (1)	360 Westar Boulevard Westerville, OH	29	100.0 %	100.0 %	6.3	457
Software & Services (1)	12975 Worldgate Drive Herndon, VA	33	100.0 %	100.0 %	4.3	1,213
Transportation (1)	580 Atlas Air Way Erlanger, KY	20	100.0 %	100.0 %	10.5	329
Utilities (1)	700 Market Street St. Louis, MO	26	100.0 %	100.0 %	9.4	394

(1) Includes the properties owned by the Arch Street Joint Venture and excludes Non-Operating Properties. The Arch Street Joint Venture properties serve as collateral for the non-recourse mortgage notes of the joint venture.

(2) Property serving as collateral for the Company's CMBS Loan.

(3) Property serving as collateral for the Company's San Ramon Loan.

(4) Property was sold in October 2025.

(5) Property is currently subleased through March 2028, at which time the Company's lease with the sublease tenant will commence and is scheduled to expire in August 2033.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 29

Non-Operating Properties (unaudited, dollars in thousands as of September 30, 2025) 1411 - 1435 Lake Cook Road Deerfield, IL (1) Land 37.4 N/A $ 11,113 Address Category Acres Building Square Feet Net Carrying Value __________________________________ (1) Includes six properties designated as Non-Operating Properties. No building square footage is associated with these properties due to ongoing demolition of the buildings on the campus. Q3 2025 SUPPLEMENTAL INFORMATION See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Properties Inc. | WWW.ONLREIT.COM | 30

Q3 2025 SUPPLEMENTAL INFORMATION

Unconsolidated Joint Venture Investment Summary

(unaudited, square feet and dollars in thousands)

The following table summarizes the Company's investments in the Arch Street Unconsolidated Joint Venture as of September 30, 2025.

Property	Legal Ownership Percentage [(1)]	Tenant Industry	Proportionate Share of Gross Real Estate Investments	Proportionate Share of Rentable Square Feet	Proportionate Share of Annualized Base Rent	Proportionate Share of Principal Outstanding
Schneider Electric - Foxboro, MA	20%	Capital Goods	$ 8,336	50	$ 742	$ 4,949
Sysmex - Lincolnshire, IL	20%	Health Care Equipment & Services	9,239	33	828	5,047
DHL - Westerville, OH	20%	Transportation	6,676	29	457	3,862
Peraton - Herndon, VA	20%	Software & Services	9,896	33	1,213	5,534
Atlas Air - Erlanger, KY	20%	Transportation	5,330	20	329	3,015
Spire Energy - St. Louis, MO	20%	Utilities	6,159	26	394	3,490
			$ 45,636	**191**	**$ 3,963**	**$ 25,897**

(1) Legal ownership percentage may, at times, not equal the Company's economic interest because of various provisions in the joint venture agreement regarding capital contributions, distributions of cash flow based on capital account balances and allocations of profits and losses.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 31

Annualized Base Rent is the monthly aggregate cash amount charged to tenants under our leases (including monthly base rent receivables and certain fixed contractually obligated reimbursements by our tenants), as of the final date of the applicable period, multiplied by 12, including the Company's proportionate share of such amounts related to the Unconsolidated Joint Venture. Annualized Base Rent is not indicative of future performance. Average Capitalization Rate represents annualized average estimated Cash NOI of the property over the tenant's lease term divided by gross purchase or sale price, except that for certain triple and double net lease properties, the Average Capitalization Rate represents annualized average estimated cash rental revenue of the property over the tenant’s lease term divided by gross purchase or sale price. Cash Capitalization Rate represents next 12 full months estimated Cash NOI of the property divided by gross purchase or sale price, except that for certain triple and double net lease properties, the Cash Capitalization Rate represents next 12 full months estimated cash rental revenue of the property divided by gross purchase or sale price. CPI refers to a lease in which base rent is adjusted based on changes in a consumer price index. Credit Rating of a tenant refers to the Standard & Poor's or Moody's credit rating and such rating also may reflect the rating assigned by Standard & Poor's or Moody's to the lease guarantor or the parent company as applicable. Double Net Lease ("NN") is a lease under which the tenant agrees to pay all operating expenses associated with the property (e.g., real estate taxes, insurance, maintenance), but excludes some or all major repairs (e.g., roof, structure, parking lot, in each case, as further defined in the applicable lease). Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") and Adjusted EBITDA Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income (loss) computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our proportionate share of EBITDAre adjustments related to the Unconsolidated Joint Venture. We calculated EBITDAre in accordance with Nareit's definition described above. In addition to EBITDAre, we use Adjusted EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Adjusted EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as transaction related expenses. We also exclude certain non-cash items such as impairments of intangible and right of use assets, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, amortization of intangibles, above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities and our proportionate share of Adjusted EBITDA adjustments related to the Unconsolidated Joint Venture. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDAre and Adjusted EBITDA should not be considered as an alternative to net income (loss), as determined under GAAP. The Company uses Adjusted EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Enterprise Value equals the sum of the Implied Equity Market Capitalization and Net Debt, in each case, as of an applicable date. Fixed Charge Coverage Ratio is (a) Adjusted EBITDA divided by (b) the sum of (i) Interest Expense, excluding non-cash amortization and (ii) secured debt principal amortization on Adjusted Principal Outstanding. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations. Fixed Dollar or Percent Increase refers to a lease that requires contractual rent increases during the term of the lease agreement. A Fixed Dollar or Percent Increase lease may include a period of free rent at the beginning or end of the lease. Q3 2025 SUPPLEMENTAL INFORMATION Definitions (unaudited, in thousands, except share and per share data) Orion Properties Inc. | WWW.ONLREIT.COM | 32

Flat refers to a lease that requires equal rent payments, with no contractual increases, throughout the term of the lease agreement. A Flat lease may include a period of free rent at the beginning or end of the lease. Funds Available for Distribution ("FAD") Funds available for distribution, as defined by the Company, represents Core FFO, as defined below, modified to exclude capital expenditures and leasing costs, as well as certain non-cash items such as amortization of above market leases, net of amortization of below market lease liabilities, straight-line rental revenue, amortization of the Unconsolidated Joint Venture basis difference and our proportionate share of FAD adjustments related to the Unconsolidated Joint Venture. Management believes that adjusting these items from Core FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management and provides useful information regarding the Company's ability to fund its dividend. However, not all REITs calculate FAD and those that do may not calculate FAD the same way, so comparisons with other REITs may not be meaningful. FAD should not be considered as an alternative to net income (loss) or cash flow provided by (used in) operating activities as determined under GAAP. Nareit Funds from Operations ("Nareit FFO" or "FFO") and Core Funds from Operations ("Core FFO") Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of the Company. FFO is not equivalent to our net income (loss) as determined under GAAP. Nareit defines FFO as net income (loss) computed in accordance with GAAP adjusted for gains or losses from disposition of real estate assets, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our proportionate share of FFO adjustments related to the Unconsolidated Joint Venture. We calculate FFO in accordance with Nareit's definition described above. In addition to FFO, we use Core FFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company.  Core FFO, as defined by the Company, excludes from FFO items that we believe do not reflect the ongoing operating performance of our business such as transaction related expenses, amortization of deferred financing costs, amortization of deferred lease incentives, net, equity-based compensation, amortization of premiums and discounts on debt, net and gains or losses on extinguishment of swaps and/or debt, and our proportionate share of Core FFO adjustments related to the Unconsolidated Joint Venture. We believe that FFO and Core FFO allow for a comparison of the performance of our operations with other publicly-traded REITs, as FFO and Core FFO, or a substantially similar measure, are routinely reported by publicly-traded REITs, each adjust for items that we believe do not reflect the ongoing operating performance of our business and we believe are often used by analysts and investors for comparison purposes. For all of these reasons, we believe FFO and Core FFO, in addition to net income (loss), as determined under GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and Core FFO the same way, so comparisons with other REITs may not be meaningful. FFO and Core FFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate Core FFO and its use as a non-GAAP financial performance measure. GAAP is an abbreviation for generally accepted accounting principles in the United States. Gross Lease is a lease under which the landlord is responsible for all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs). Q3 2025 SUPPLEMENTAL INFORMATION Definitions (continued) (unaudited, in thousands, except share and per share data) Orion Properties Inc. | WWW.ONLREIT.COM | 33

Q3 2025 SUPPLEMENTAL INFORMATION

Definitions (continued)

(unaudited, in thousands, except share and per share data)

Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties and the Company's proportionate share of such amounts related to properties owned by the Unconsolidated Joint Venture, net of gross intangible lease liabilities. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined under GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.

The following table shows a reconciliation of Gross Real Estate Investments to the amounts presented in accordance with GAAP on the balance sheets for the periods presented (in thousands):

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Total real estate investments, at cost - as reported	$ 1,174,249	$ 1,263,600	$ 1,281,892	$ 1,282,452	$ 1,324,778
Adjustments:					
Gross intangible lease assets	253,127	275,560	278,405	284,108	292,481
Gross intangible lease liabilities	(38,660)	(38,660)	(38,660)	(45,473)	(46,411)
Non-Operating Properties total real estate investments, at cost	(11,113)	(11,113)	(11,113)	(11,113)	(11,113)
Proportionate share of Unconsolidated Joint Venture Gross Real Estate Investments	46,092	46,046	46,043	45,588	45,565
Gross Real Estate Investments	**$ 1,423,695**	**$ 1,535,433**	**$ 1,556,567**	**$ 1,555,562**	**$ 1,605,300**

GSA CPI refers to a General Services Administration ("GSA") lease that includes a contractually obligated operating cost component of rent which is adjusted annually based on changes in a consumer price index.

Implied Equity Market Capitalization equals shares of common stock outstanding as of an applicable date, multiplied by the closing sale price of the Company's stock as reported on the New York Stock Exchange on such date.

Industry is derived from the Global Industry Classification Standard ("GICS") Methodology that was developed by Morgan Stanley Capital International ("MSCI") in collaboration with S&P Dow Jones Indices to establish a global, accurate, complete and widely accepted approach to defining industries and classifying securities by industry.

Interest Coverage Ratio equals Adjusted EBITDA divided by Interest Expense, excluding non-cash amortization. Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations.

Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's proportionate share of the Unconsolidated Joint Venture's interest expense incurred on its outstanding principal balance. This measure excludes the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined under GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.

Orion Properties Inc. | WWW.ONLREIT.COM | 34

Q3 2025 SUPPLEMENTAL INFORMATION

Definitions (continued)

(unaudited, in thousands, except share and per share data)

The following table shows a reconciliation of Interest Expense, excluding non-cash amortization to interest expense presented in accordance with GAAP on the statements of operations for the periods presented (in thousands):

	Three Months Ended				
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Interest expense, net - as reported	$ 7,880	$ 8,016	$ 8,156	$ 8,263	$ 8,170
Adjustments:					
Amortization of deferred financing costs and other non-cash charges	(933)	(922)	(912)	(928)	(920)
Proportionate share of Unconsolidated Joint Venture Interest Expense, excluding non-cash amortization	516	518	494	464	481
Interest Expense, excluding non-cash amortization	**$ 7,463**	**$ 7,612**	**$ 7,738**	**$ 7,799**	**$ 7,731**

Investment-Grade Tenants are those with a Credit Rating of BBB- or higher from Standard & Poor's or a Credit Rating of Baa3 or higher from Moody's. The ratings may reflect those assigned by Standard & Poor's or Moody's to the lease guarantor or the parent company, as applicable.

Leased Rate equals the sum of Leased Square Feet divided by Rentable Square Feet and includes the Company's proportionate share of such amounts related to the Unconsolidated Joint Venture, in each case, as of an applicable date.

Leased Square Feet is Rentable Square Feet leased for which revenue recognition has commenced in accordance with GAAP and signed leases for vacant space with future commencement dates and includes such amounts related to the Unconsolidated Joint Venture.

Modified Gross Lease is a lease under which the landlord is responsible for most expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs), but passes through some operating expenses to the tenant.

Month-to-Month refers to a lease that is outside of the contractual lease expiration, but the tenant has not vacated and continues to pay rent which may also include holdover rent if applicable.

Net Debt, Principal Outstanding and Adjusted Principal Outstanding

Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's proportionate share of the Unconsolidated Joint Venture's outstanding principal debt balance. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined under GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.

Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's proportionate share of the Unconsolidated Joint Venture's cash and cash equivalents. Beginning in 2026, the Company intends to modify its definition and calculation of Net Debt to add restricted cash and the Company's proportionate share of restricted cash from the Unconsolidated Joint Venture to the amounts that reduce the Company's Adjusted Principal Outstanding under debt obligations. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

Orion Properties Inc. | WWW.ONLREIT.COM | 35

Q3 2025 SUPPLEMENTAL INFORMATION

Definitions (continued)

(unaudited, in thousands, except share and per share data)

The following table shows a reconciliation of Net Debt, Principal Outstanding and Adjusted Principal Outstanding to the amounts presented in accordance with GAAP on the balance sheets for the periods presented (in thousands):

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Mortgages payable, net	$ 371,772	$ 371,587	$ 371,403	$ 371,222	$ 353,373
Credit facility revolver	110,000	110,000	132,000	119,000	130,000
Total debt - as reported	**481,772**	**481,587**	**503,403**	**490,222**	**483,373**
Deferred financing costs, net	1,228	1,413	1,597	1,778	1,627
Principal Outstanding	**483,000**	**483,000**	**505,000**	**492,000**	**485,000**
Proportionate share of Unconsolidated Joint Venture Principal Outstanding	25,897	26,042	26,187	26,329	27,148
Adjusted Principal Outstanding	**$ 508,897**	**$ 509,042**	**$ 531,187**	**$ 518,329**	**$ 512,148**
Cash and cash equivalents	(32,639)	(17,384)	(9,384)	(15,600)	(16,564)
Proportionate share of Unconsolidated Joint Venture cash and cash equivalents	(394)	(329)	(393)	(425)	(751)
Net Debt	**$ 475,864**	**$ 491,329**	**$ 521,410**	**$ 502,304**	**$ 494,833**

Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments.

Net Operating Income ("NOI") and Cash NOI

NOI is a non-GAAP performance measure used to evaluate the operating performance of a real estate company. NOI represents total revenues less property operating expenses and excludes fee revenue earned for services to the Unconsolidated Joint Venture, impairment, depreciation and amortization, general and administrative expenses, and transaction related expenses. Cash NOI excludes the impact of certain GAAP adjustments included in rental revenue, such as straight-line rental revenue, amortization of above-market intangible lease assets and below-market lease intangible liabilities, and amortization of deferred lease incentives. Cash NOI includes the proportionate share of such amounts from properties owned by the Unconsolidated Joint Venture. It is management's view that NOI and Cash NOI provide investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. NOI and Cash NOI should not be considered as an alternative to operating income in accordance with GAAP. Further, NOI and Cash NOI may not be comparable to similarly titled measures of other companies.

Orion Properties Inc. | WWW.ONLREIT.COM | 36

Q3 2025 SUPPLEMENTAL INFORMATION

Definitions (continued)

(unaudited, in thousands, except share and per share data)

The following table shows the calculation of NOI and Cash NOI for the periods presented (in thousands):

	Three Months Ended				
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Total revenues	$ 37,122	$ 37,305	$ 38,001	$ 38,363	$ 39,178
Less: total operating expenses	(100,412)	(55,239)	(39,141)	(63,018)	(41,129)
Fee income from unconsolidated joint venture	(204)	(203)	(204)	(202)	(202)
Transaction related	114	75	64	157	105
General and administrative	4,607	4,838	4,896	6,133	4,468
Depreciation and amortization	14,709	14,928	16,022	17,789	19,913
Impairment of real estate assets	63,698	19,503	1,709	22,187	—
NOI	**19,634**	**21,207**	**21,347**	**21,409**	**22,333**
Straight-line rental revenue	(4,898)	(2,519)	(3,631)	(764)	1,283
Amortization of above and below market leases, net	(312)	(321)	(354)	(122)	(58)
Amortization of deferred lease incentives, net	175	115	104	136	126
Other non-cash adjustments	48	48	48	48	48
Proportionate share of Unconsolidated Joint Venture Cash NOI	900	897	896	859	877
Cash NOI	**$ 15,547**	**$ 19,427**	**$ 18,410**	**$ 21,566**	**$ 24,609**

Non-Operating Properties refers to all properties owned and consolidated by the Company as of the applicable date which have been excluded from Operating Properties due to the properties being vacant and repositioned, redeveloped, developed or held for sale.

Occupancy Rate equals the sum of Occupied Square Feet divided by Rentable Square Feet and includes the Company's proportionate share of such amounts related to the Unconsolidated Joint Venture, in each case, as of an applicable date.

Occupied Square Feet is Rentable Square Feet leased for which revenue recognition has commenced in accordance with GAAP and includes such amounts related to the Unconsolidated Joint Venture.

Operating Properties refers to all properties owned and consolidated by the Company as of the applicable date, excluding Non-Operating Properties.

Property Operating Expense includes reimbursable and non-reimbursable costs to operate a property, including real estate taxes, utilities, insurance, repairs, maintenance, legal, property management fees, etc.

Rentable Square Feet is leasable square feet of Operating Properties and the Company's proportionate share of leasable square feet of properties owned by the Unconsolidated Joint Venture.

Triple Net Lease ("NNN") is a lease under which the tenant agrees to pay all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs in accordance with the lease terms).

Unconsolidated Joint Venture or Arch Street Joint Venture means the Company's investment in the unconsolidated joint venture with an affiliate of Arch Street Capital Partners, LLC.

Unencumbered Asset Ratio equals Unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.

Orion Properties Inc. | WWW.ONLREIT.COM | 37

Unencumbered Gross Real Estate Investments equals Gross Real Estate Investments, excluding Gross Real Estate Investments related to properties serving as collateral for the Company's CMBS Loan and San Ramon Loan and the Company's proportionate share of properties owned by the Unconsolidated Joint Venture that are pledged as collateral under mortgage debt. Unencumbered Gross Real Estate Investments includes otherwise unencumbered properties which are part of the unencumbered property pool under our credit facility and therefore generally are not available to simultaneously serve as collateral under other borrowings. Weighted Average Remaining Lease Term is the number of years remaining on each respective lease as of the applicable date, weighted based on Annualized Base Rent and includes the years remaining on each of the respective leases of the Unconsolidated Joint Venture, weighted based on the Company's proportionate share of Annualized Base Rent related to the Unconsolidated Joint Venture. Q3 2025 SUPPLEMENTAL INFORMATION Definitions (continued) (unaudited, in thousands, except share and per share data) Orion Properties Inc. | WWW.ONLREIT.COM | 38